ROYALTY, OWNERSHIP & INVENTOR'S AGREEMENT

THIS AGREEMENT is among Mind Technology, INC., a corporation organized under the laws of the State of Nevada, whose address is 120 Birmingham Drive, Suite 140 Cardiff CA 92007 (hereinafter referred to as the "COMPANY"); Brent Fouch, President of Mind Technology, INC., a minority owner (hereinafter referred to as the "INVESTOR"); Dr Gordon Chiu, whose address is 244 Riveredge Drive, Chatham NJ 07928 (hereinafter referred to as the "INVENTOR"); Collectively, referred to as the "PARTIES".

WHEREAS, INVENTOR has a pre-existing annual consulting contract as Chief Scientific Advisor with the COMPANY excluding inventions;

WHEREAS, the PARTIES agree to the following terms in the event an invention is created by the INVENTOR and the role of the INVESTOR has been fulfilled (payment of invention, research, production, professional legal services to protect intellectual property);

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. **OWNERSHIP:** In the event, an invention relating to EEG brain computer interface technologies is created by Dr. Gordon Chiu then Brent Fouch would be recognized as a minority owner which is entitled to ROYALTY sharing.

2. **DEVELOPMENT:** Other than the INVENTOR having majority ownership rights, as the initial investor, Brent Fouch, the individual would receive a lifetime minority ownership allowing first rights to develop and finance the invention.

3. For the period, that Mind Technology Inc. exists and funds the development and progress of the invention, the INVESTOR and the INVENTOR agree to license to Mind Technology Inc. If the assigned COMPANY fails to support the launch, progress and/or funding of the production of the invention, the INVENTOR will first discuss with the INVESTOR prior to making decisions on finding a new licensing partner. Note: INVESTOR adds clause be applied and agreed whereby in the case the COMPANY ceases completely or discontinues the sales of the product, invention could be licensed to entity namely Mind Solutions Inc., with the same royalty percentages as a first option prior to any alternative entity. Mind Solutions, Inc. is a wholly owned subsidiary of Mind Technologies, Inc.

4. **ROYALTY:** Regardless of this licensing agreement or any future licensing agreement, this will generate a non-refundable, non-dilutable cash royalty payment on the gross proceeds of 20% to the INVENTOR, 5% to the INVESTOR and the remaining 75% to be retained by the licensee.

5. Any signed copy this Agreement made by photocopy, facsimile, or PDF Adobe format shall be considered an original.

6. Signing parties agree to be bound under a secrecy agreement to keep all ideas and inventions protected.

7. This Agreement may be executed by the parties hereto in separate counterparts (or upon separate signature pages with digital or non digital signatures, bound together into one or more counterparts), each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile or electronic mail transmission shall be effective as delivery of a manually executed counterpart hereof.

This agreement is subject to US laws governing securities and consultancy agreements and governed by the laws of the state of California. If any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, will not be affected thereby, and each portion and provision of this Agreement will be valid and enforceable to the fullest extent permitted by law. The signing parties have participated jointly in the negotiation and drafting of this Agreement, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against either party by virtue of the authorship of this Agreement is not to affect the construction and interpretation hereof. Any reference to any law is deemed also to refer to all rules and regulations promulgated thereunder.

IN WITNESS WHEREOF, the PARTIES have executed this Agreement as of the date February 12, 2011.

Signed by: ____________________________

Brent Fouch, President of Mind Technologies Inc.

Signed by: ____________________________

Brent Fouch, INVESTOR

Signed by:

Dr. Gordon Chiu, INVENTOR